Exhibit 99.1

For Immediate Release

For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
tony.cristello@smpcorp.com

Standard Motor Products, Inc. Announces

Fourth Quarter and 2021 Year-End Results

New York, NY, February 22, 2022......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three months and twelve months ended December 31, 2021.

Net sales for the fourth quarter of 2021 were $309.9 million, compared to consolidated net sales of $282.7 million during the comparable quarter in 2020. Earnings from continuing operations for the fourth quarter of 2021 were $20.0 million or 89 cents per diluted share, compared to $22.7 million or $1.00 per diluted share in the fourth quarter of 2020. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2021 were $20.3 million or 90 cents per diluted share, compared to $24.7 million or $1.08 per diluted share in the fourth quarter of 2020.

Net sales for the twelve months ended December 31, 2021, were $1.30 billion, compared to consolidated net sales of $1.13 billion during the comparable period in 2020. Earnings from continuing operations for the twelve months ended December 31, 2021, were $99.4 million or $4.39 per diluted share, compared to $80.4 million or $3.52 per diluted share in the comparable period of 2020. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the twelve months ended December 31, 2021 and 2020 were $100.7 million or $4.45 per diluted share and $82.4 million or $3.61 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are extremely pleased with our fourth quarter and full year results. We posted our sixth consecutive quarter of record sales, up nearly 10% over last year’s record-breaking fourth quarter, with full year revenues beating 2020 by 15%.

“Our full-year earnings substantially surpassed 2020, up more than 22%, though our fourth quarter earnings were down slightly from last year as 2020 included many unique, non-recurring benefits related to the Covid-19 pandemic, and thus was an anomaly.

“By division, Engine Management sales were up nearly 6% in the quarter, and up 12% for the full year. Our strong performance was the result of multiple contributing factors, including strong market demand as evidenced by robust customer POS, the phase-in of new business wins, the impact of recent acquisitions, and the partial benefit of price increases implemented in the fourth quarter.

“Turning to Temperature Control, 2021 was one of the longest and hottest summers on record, with demand extending well-beyond historical trends. Our sales remained strong throughout the fourth quarter, and were up nearly 24% for the full year.

“Our gross margin percentage within the Engine Management division was lower than historical levels, with two main drivers. First, we have been experiencing elevated inflation across a host of cost inputs, including raw materials, labor and transportation. We began passing these costs through to our customers during the quarter, and thus saw a rebound in our gross margin percentage from the third quarter, with more pricing actions taking effect in early 2022.

“The second component of our reduced gross margin percentage is related to an ongoing mix shift within the division. We have been aggressively pursuing strategic growth in our specialized original equipment business, which, as previously explained, has a different margin profile from our aftermarket business. It has lower gross margins, but also lower SG&A expense, and thus generates comparable operating profit margins.

“Our specialized OE business represented 24% of our Engine Management revenue in the fourth quarter of 2021, compared to 17% the prior year. Much of this growth was the result of the three acquisitions consummated this past year, which contributed $24 million in revenue in the quarter.

“We believe this specialized OE business, which focuses on niche channels such as medium and heavy-duty vehicles, construction and agricultural equipment, power sports, and others, represents a significant growth opportunity. This business is now at an annual run-rate of nearly $300 million with an established global footprint including North America, Europe and Asia. We are in the early stages of our integration, but we see great potential as we look at the breadth and depth of the various product portfolios, customer lists, manufacturing and engineering capabilities, and expanded international reach.

“We also continued to return value to our shareholders over the course of the year. Our strong operating results allowed us to repurchase shares of our common stock in the amount of $26.9 million for the year. Additionally, on February 1, 2022 our Board approved an increase in our quarterly dividend from 25 cents per share to 27 cents per share on the common stock outstanding. The dividend will be paid on March 1, 2022 to stockholders of record on February 15, 2022.

“In closing, we are very pleased with our 2021 performance, and the momentum with which we enter 2022. Our core market continues to enjoy tailwinds as the fleet ages and miles driven rebound. Relationships with our customers have never been better, and their POS continues to trend favorably. We consummated three complementary acquisitions, providing critical mass to be a meaningful player in these new markets with significant upside potential. And while we recognize that various challenges continue, including rising inflation, supply chain disruption, and ongoing uncertainty from the pandemic, we believe we are facing these challenges with the strongest team SMP has ever had. All of our SMP employees around the world have contributed to our success, and we cannot thank them enough. We are very excited about the future.”

Finally, Mr. Lawrence I. Sills, Chairman of the Board, stated “Mr. Richard (Dick) Ward announced that he will retire from the Board this coming May, at the conclusion of his term. Dick has been a valuable member of our Board, where he has served since 2004, including as Chairman of our Nominating and Corporate Governance Committee for the past 17 years. He has been a major contributor in all areas, and he will be missed. We wish him a well-deserved retirement.”

Conference Call

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, February 22, 2022. This call will be web cast and can be accessed on the Investor Relations page of our website at www.smpcorp.com and clicking on the SMP Q4 2021 Earnings Webcast link. Investors may also listen to the call by dialing (800) 895-3361 (domestic) or 785-424-1062 (international). Our playback will be made available for dial in immediately following the call. For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call. The playback number is 800-934-7612 (domestic) or 402-220-6980 (international). The participant passcode is 94640.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
NET SALES	$309,877	$282,738	$1,298,816	$1,128,588

COST OF SALES	221,207	188,584	921,885	791,933

GROSS PROFIT	88,670	94,154	376,931	336,655

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	64,231	60,972	247,547	224,670
INTANGIBLE ASSET IMPAIRMENT	-	2,600	-	2,600
RESTRUCTURING AND INTEGRATION EXPENSES	226	-	392	464
OTHER INCOME (EXPENSE), NET	(1)	5	7	(26)

OPERATING INCOME	24,212	30,587	128,999	108,895

OTHER NON-OPERATING INCOME, NET	1,247	220	3,494	812

INTEREST EXPENSE	672	221	2,028	2,328

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	24,787	30,586	130,465	107,379

PROVISION FOR INCOME TAXES	4,729	7,844	31,044	26,962

EARNINGS FROM CONTINUING OPERATIONS	20,058	22,742	99,421	80,417

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,328)	(13,568)	(8,467)	(23,024)

NET EARNINGS	18,730	9,174	90,954	57,393

NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	36	-	68	-

NET EARNINGS ATTRIBUTABLE TO SMP (a)	$18,694	$9,174	$90,886	$57,393

NET EARNINGS ATTRIBUTABLE TO SMP
EARNINGS FROM CONTINUING OPERATIONS	$20,022	$22,742	$99,353	$80,417
LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,328)	(13,568)	(8,467)	(23,024)
TOTAL	$18,694	$9,174	$90,886	$57,393

NET EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SMP

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.91	$1.02	$4.49	$3.59
DISCONTINUED OPERATION	(0.06)	(0.61)	(0.39)	(1.02)
NET EARNINGS PER COMMON SHARE - BASIC	$0.85	$0.41	$4.10	$2.57

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.89	$1.00	$4.39	$3.52
DISCONTINUED OPERATION	(0.06)	(0.60)	(0.37)	(1.01)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.83	$0.40	$4.02	$2.51

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	21,987,480	22,379,056	22,147,479	22,374,123
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,485,032	22,855,523	22,616,456	22,825,885

(a)	"SMP" refers to Standard Motor Products, Inc. and subsidiaries.

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	DECEMBER 31,				DECEMBER 31,
	2021		2020		2021		2020
	(Unaudited)				(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety
Related System Products	$211,919		$193,518		$786,514		$691,722
Wire and Cable	33,632		38,342		151,422		143,963
Engine Management	245,551		231,860		937,936		835,685

Compressors	$28,666		$22,060		$206,697		$163,071
Other Climate Control Parts	31,738		25,667		141,726		118,883
Temperature Control	60,404		47,727		348,423		281,954

All Other	3,922		3,151		12,457		10,949
Revenues	$309,877		$282,738		$1,298,816		$1,128,588

Gross Margin
Engine Management	$67,776	27.6%	$76,451	33.0%	$267,285	28.5%	$251,747	30.1%
Temperature Control	16,670	27.6%	14,333	30.0%	95,138	27.3%	75,161	26.7%
All Other	4,270		3,370		14,832		9,747
Subtotal	$88,716	28.6%	$94,154	33.3%	$377,255	29.0%	$336,655	29.8%
One-Time Acquisition Costs	(46)	0.0%	-	0.0%	(324)	0.0%	-	0.0%
Gross Margin	$88,670	28.6%	$94,154	33.3%	$376,931	29.0%	$336,655	29.8%

Selling, General & Administrative
Engine Management	$39,485	16.1%	$37,203	16.0%	$149,206	15.9%	$137,440	16.4%
Temperature Control	13,192	21.8%	13,297	27.9%	58,144	16.7%	53,865	19.1%
All Other	11,495		10,472		38,810		33,365
Subtotal	$64,172	20.7%	$60,972	21.6%	$246,160	19.0%	$224,670	19.9%
One-Time Acquisition Costs	59	0.0%	-	0.0%	1,387	0.1%	-	0.0%
Selling, General & Administrative	$64,231	20.7%	$60,972	21.6%	$247,547	19.1%	$224,670	19.9%

Operating Income
Engine Management	$28,291	11.5%	$39,248	16.9%	$118,079	12.6%	$114,307	13.7%
Temperature Control	3,478	5.8%	1,036	2.2%	36,994	10.6%	21,296	7.6%
All Other	(7,225)		(7,102)		(23,978)		(23,618)
Subtotal	24,544	7.9%	33,182	11.7%	131,095	10.1%	111,985	9.9%
One-time Acquisition Costs	(105)	0.0%	-	0.0%	(1,711)	-0.1%	-	0.0%
Intangible Asset Impairment	-	0.0%	(2,600)	-0.9%	-	0.0%	(2,600)	-0.2%
Restructuring & Integration	(226)	-0.1%	-	0.0%	(392)	0.0%	(464)	0.0%
Other Income (Expense), Net	(1)	0.0%	5	0.0%	7	0.0%	(26)	0.0%
Operating Income	$24,212	7.8%	$30,587	10.8%	$128,999	9.9%	$108,895	9.6%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
(In thousands, except per share amounts)	DECEMBER 31,		DECEMBER 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP EARNINGS FROM CONTINUING OPERATIONS	$20,022	$22,742	$99,353	$80,417

RESTRUCTURING AND INTEGRATION EXPENSES	226	-	392	464
ONE-TIME ACQUISITION COSTS	105	-	1,711	-
INTANGIBLE ASSET IMPAIRMENT	-	2,600	-	2,600
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(259)	(235)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(86)	(676)	(547)	(797)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$20,267	$24,666	$100,650	$82,449

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.89	$1.00	$4.39	$3.52

RESTRUCTURING AND INTEGRATION EXPENSES	0.01	-	0.02	0.02
ONE-TIME ACQUISITION COSTS	-	-	0.07	-
INTANGIBLE ASSET IMPAIRMENT	-	0.11	-	0.11
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.01)	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(0.03)	(0.02)	(0.03)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.90	$1.08	$4.45	$3.61

OPERATING INCOME

GAAP OPERATING INCOME	$24,212	$30,587	$128,999	$108,895

RESTRUCTURING AND INTEGRATION EXPENSES	226	-	392	464
ONE-TIME ACQUISITION COSTS	105	-	1,711	-
INTANGIBLE ASSET IMPAIRMENT	-	2,600	-	2,600
OTHER (INCOME) EXPENSE, NET	1	(5)	(7)	26

NON-GAAP OPERATING INCOME	$24,544	$33,182	$131,095	$111,985

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$24,787	$30,586	$130,465	$107,379

DEPRECIATION AND AMORTIZATION	7,083	7,010	27,243	26,323
INTEREST EXPENSE	672	221	2,028	2,328
EBITDA	32,542	37,817	159,736	136,030

RESTRUCTURING AND INTEGRATION EXPENSES	226	-	392	464
ONE-TIME ACQUISITION COSTS	105	-	1,711	-
INTANGIBLE ASSET IMPAIRMENT	-	2,600	-	2,600
SPECIAL ITEMS	331	2,600	2,103	3,064

EBITDA WITHOUT SPECIAL ITEMS	$32,873	$40,417	$161,839	$139,094

MANAGEMENT BELIEVES THAT NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS WHICH ARE ATTRIBUTABLE TO SMP, AND NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	DECEMBER 31,	DECEMBER 31,
	2021	2020
	(Unaudited)

ASSETS

CASH	$21,755	$19,488

ACCOUNTS RECEIVABLE, GROSS	186,774	203,861
ALLOWANCE FOR EXPECTED CREDIT LOSSES	6,170	5,822
ACCOUNTS RECEIVABLE, NET	180,604	198,039

INVENTORIES	468,755	345,502
UNRETURNED CUSTOMER INVENTORY	22,268	19,632
OTHER CURRENT ASSETS	17,823	15,875

TOTAL CURRENT ASSETS	711,205	598,536

PROPERTY, PLANT AND EQUIPMENT, NET	102,786	89,105
OPERATING LEASE RIGHT-OF-USE ASSETS	40,469	29,958
GOODWILL	131,652	77,837
OTHER INTANGIBLES, NET	106,234	54,004
DEFERRED INCOME TAXES	36,126	44,770
INVESTMENT IN UNCONSOLIDATED AFFILIATES	44,087	40,507
OTHER ASSETS	25,402	21,823

TOTAL ASSETS	$1,197,961	$956,540

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$125,298	$10,000
CURRENT PORTION OF OTHER DEBT	3,117	135
ACCOUNTS PAYABLE	137,167	100,018
ACCRUED CUSTOMER RETURNS	42,412	40,982
ACCRUED CORE LIABILITY	23,663	22,014
ACCRUED REBATES	42,472	46,437
PAYROLL AND COMMISSIONS	45,058	35,938
SUNDRY PAYABLES AND ACCRUED EXPENSES	57,182	47,078

TOTAL CURRENT LIABILITIES	476,369	302,602

OTHER LONG-TERM DEBT	21	97
NONCURRENT OPERATING LEASE LIABILITIES	31,206	22,450
ACCRUED ASBESTOS LIABILITIES	52,698	55,226
OTHER LIABILITIES	25,040	25,929

TOTAL LIABILITIES	585,334	406,304

TOTAL SMP STOCKHOLDERS' EQUITY	601,580	550,236
NONCONTROLLING INTEREST	11,047	-
TOTAL STOCKHOLDERS' EQUITY	612,627	550,236

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,197,961	$956,540

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2021	2020
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$90,954	$57,393
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	27,243	26,323
DEFERRED INCOME TAXES	(1,335)	(7,470)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES	8,467	23,024
OTHER	8,791	18,768
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	28,464	(71,933)
INVENTORIES	(107,609)	17,984
ACCOUNTS PAYABLE	33,046	7,428
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(843)	(370)
SUNDRY PAYABLES AND ACCRUED EXPENSES	13,430	40,651
OTHER	(15,044)	(13,902)
NET CASH PROVIDED BY OPERATING ACTIVITIES	85,564	97,896

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(125,419)	-
CAPITAL EXPENDITURES	(25,875)	(17,820)
OTHER INVESTING ACTIVITIES	45	21
NET CASH USED IN INVESTING ACTIVITIES	(151,249)	(17,799)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	118,346	(46,708)
PURCHASE OF TREASURY STOCK	(26,862)	(13,482)
DIVIDENDS PAID	(22,179)	(11,218)
DIVIDENDS PAID TO NONCONTROLLING INTEREST	(540)	-
OTHER FINANCING ACTIVITIES	247	(108)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	69,012	(71,516)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,060)	535
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,267	9,116
CASH AND CASH EQUIVALENTS at beginning of year	19,488	10,372
CASH AND CASH EQUIVALENTS at end of year	$21,755	$19,488